                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

R&G FINANCIAL CORPORATION
COMPUTATION OF HISTORICAL RATIO OF EARNINGS TO FIXED CHARGES
($ in thousands)

                                                             FORMULA     9/30/2001   9/30/2000    12/31/00    12/31/01    12/31/02
                                                           ----------    ---------   ---------    --------    --------    --------
A        Pre-tax Net Income                                                61,314      40,885      57,754      87,895     125,002
                                                                         =========================================================
         Plus:
B                 Interest Expense-Total                                  131,252     122,524     170,614     173,526     177,772
C                 Rental Expense (1)                                        1,788       1,130       1,527       1,726       2,156
                                                                          --------------------------------------------------------

D        Fixed Charges (including interest on deposits)        B+C        133,040     123,654     172,141     175,252     179,928

E        Less: Interest on Deposits                                        67,937      57,496      80,659      88,854      88,349
                                                                          --------------------------------------------------------

F        Fixed Charges (excluding interest on deposits)        D-E         65,103      66,158      91,482      86,398      91,579
                                                                         =========================================================

G        Earnings                                              A+D        194,354     164,539     229,895     263,147     304,930
                                                                         =========================================================

H        Dividends on Preferred Stock                                       7,200       4,228       5,638       9,920      14,955

         Historical Ratio of Earnings to Fixed Charges:

                  Including interest on deposits            G/(D+H)          1.46        1.33        1.29        1.42        1.56
                  Excluding interest on deposit            (G-E)(F+H)        1.94        1.62        1.54        1.81        2.03

         (1) Only portion attributable to interest:

                  Rental expense(2)                                         5,961       3,767       5,091       5,752       7,185
                  Estimated Interest Factor                                    30%         30%         30%         30%         30%


                                                             FORMULA      06/30/02    06/30/03
                                                           ----------     --------    --------
A        Pre-tax Net Income                                                57,032      80,600
                                                                          ====================
         Plus:
B                 Interest Expense-Total                                   82,280      94,024
C                 Rental Expense (1)                                          981       1,289
                                                                          --------------------

D        Fixed Charges (including interest on deposits)        B+C         83,261      95,313

E        Less: Interest on Deposits                                        41,590      44,661
                                                                          --------------------

F        Fixed Charges (excluding interest on deposits)        D-E         41,671      50,652
                                                                          ====================

G        Earnings                                              A+D        140,293     175,913
                                                                          ====================

H        Dividends on Preferred Stock                                       7,013       7,942

         Historical Ratio of Earnings to Fixed Charges:

                  Including interest on deposits            G/(D+H)          1.55        1.70
                  Excluding interest on deposit            (G-E)(F+H)        2.03        2.24

         (1) Only portion attributable to interest:

                  Rental expense(2)                                         3,270       4,297
                  Estimated Interest Factor                                    30%         30%

----------------------------------------------------------------------------------------------------
 9/30/2001              RGMC    MORTGAGE STORE     RGPB         CCC       H&P       TOTAL

Rent on properties    1,369,401    153,175       1,766,900    246,478    6,000    3,541,954

Equip. Rental           212,704     29,703       1,421,651    128,908             1,792,966

Autos                   351,211      5,144         143,858    124,877      923      626,013

                      1,933,316    188,022       3,332,409    500,263    6,923    5,960,933
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 6/30/2002              RGMC          CB        RGPB         CCC       RGI      H&P       TOTAL

Rent on properties    1,111,122     14,068    1,485,640    268,956   42,245    35,997    2,958,028

Equip. Rental           157,331         --      148,208     39,117       94        --      344,750

Autos                    23,426         --           --         --       --        --       23,426

                      1,291,879     14,068    1,633,848    308,073             35,997    3,326,204
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 6/30/2003              RGMC         CB         RGPB         CCC       RGI      H&P       TOTAL

Rent on properties    1,262,498    111,408    2,055,250    385,930   53,559    42,648    3,911,293

Equip. Rental           192,933         --      141,678     43,870      397        --      378,878

Autos                     6,543         --           --         --       --        --        6,543

                      1,461,974    111,408    2,196,928    429,800   53,956    42,648    4,296,714
----------------------------------------------------------------------------------------------------